Report of Independent Registered Public Accounting Firm

To the Shareholders and

Board of Directors of the

Valley Forge Fund, Inc.

In planning and performing our audit of the financial statements of the Valley Forge Fund, Inc. (the “Fund”) as of and for the year ended December 31, 2015, and the reissuance of our opinion on the restated financial statements for the year ended December 31, 2014, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Fund's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP). A fund’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund’s annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund’s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted the following matter involving the Fund’s internal control over financial reporting that we consider to be a material weakness as defined above.

During 2014, the Fund purchased a security in June of 2014 denominated in Canadian dollars which was erroneously recorded in U.S. dollars.  This error was not identified by the Fund until January 4, 2016.  As a result of this error, the Fund over redeemed $114,355 to shareholders, which was reimbursed by the Funds accountant/ transfer agent subsequent to December 31, 2015.  Accordingly, the audited financial statements for the year ended December 31, 2014 were restated and the quarterly and semi-annual financial statements for the year ended December 31, 2015 were restated.  Management, in conjunction with the Fund Accountant, is establishing additional controls to mitigate the risk of repeating such an error in the future.

This report is intended solely for the information and use of management and the Board of Directors of the Valley Forge Fund, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Cowan, Gunteski & Co., P.A.

Tinton Falls New Jersey

March 31, 2016

Reply to: 730 Hope Road    Tinton Falls    NJ 07724    Phone: 732.676.4100    Fax: 732.676.4101

40 Bey Lea Road, Suite A101    Toms River    NJ 08753    Phone: 732.349.6880    Fax: 732.349.1949

Member of CPAmerica International

Auditors of SEC Registrants under the PCAOB

www.CGteam.com